As filed with the Securities and Exchange Commission on February 1, 2000

                                                      Registration No. 333-93603
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                 --------------

Provident Financial Group, Inc.       Ohio                       31-0982792
Provident Capital Trust III           Delaware                   Applied For
Provident Capital Trust IV            Delaware                   Applied For
------------------------------    -----------------           ----------------
(Exact name of each Registrant    (State or other             (I.R.S. Employer
 as specified in its charter)     jurisdiction of              Identification
                                   incorporation                   Number)
                                  or organization)
                                 --------------

                             One East Fourth Street
                             Cincinnati, Ohio 45202
                                 (513) 579-2000
      ---------------------------------------------------------------------
               (Address, including zip code, and telephone number,
       including area code, of Registrants' principal executive offices)


                               MARK E. MAGEE, ESQ.
                                 General Counsel
                         Provident Financial Group, Inc.
                             One East Fourth Street
                             Cincinnati, Ohio 45202
                                 (513) 579-2861
      ---------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                 with copies to:

                               MARK A. WEISS, ESQ.
                       Keating, Muething & Klekamp, P.L.L.
                              1400 Provident Tower
                             One East Fourth Street
                             Cincinnati, Ohio 45202
                                 (513) 579-6599

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

                               -------------------

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                  (Cover continued on next page)

     Pursuant to Rule 429 of the Securities Act of 1933, the Prospectus contained in this Registration Statement also relates to $75,000,000 of unissued securities of Provident Financial Group, Inc. and Provident Capital Trust III registered pursuant to the Registrants' Registration Statement on Form S-3 (No. 333-80231). This Registration Statement, which is a new registration statement, also constitutes a post-effective amendment to Registration Statement No. 333-80231. Such post-effective amendment shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(a) of the Securities Act of 1933.


     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                INTRODUCTORY NOTE

     This Registration Statement contains a form of base prospectus relating to common stock and common stock warrants, preferred stock and preferred stock warrants, depositary shares, debt securities and debt warrants, stock purchase contracts and stock purchase units of Provident Financial Group, Inc.; the preferred securities of Provident Capital Trust III and Provident Capital Trust IV (which we refer to as the Trusts); and units consisting of any combination of securities of a Trust and of Provident Financial Group, Inc.

     The information in the prospectus, including financial information, will be updated at the time of each offering. Upon each such offering, a prospectus supplement to the base prospectus will be filed.

     This Amendment No. 1 is being filed solely for purposes of filing exhibits to the Registration Statement.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses in connection with the offering described in this Registration Statement:

Securities and Exchange Commission registration fee*                $112,200
New York Stock Exchange listing fee                                  200,000
Legal fees and expenses                                               75,000
Accounting fees and expenses                                          10,000
Printing and engraving expenses                                       30,000
Trustee's fees and expenses                                           40,000
Rating Agencies' fees                                                100,000
Blue Sky fees and expenses                                             2,500
Miscellaneous                                                         30,300
                                                                   ---------
              TOTAL                                                $ 600,000
                                                                   =========

----------------

*Actual; other expenses are estimated

Item 15.  Indemnification of Directors and Officers.

     Ohio Revised Code, Section 1701.13(E), allows indemnification by Provident Financial Group, Inc. to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Provident Financial Group, Inc., by reason of the fact that he is or was a director, officer, employee or agent of the Provident Financial Group, Inc., against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Provident Financial Group, Inc. and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Provident Financial Group, Inc., except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Provident Financial Group, Inc. unless deemed otherwise by the court. Indemnification may be authorized by a majority vote of a quorum of disinterested directors or upon the written opinion of independent counsel or by the shareholders or by court order. The Provident Financial Group, Inc.'s Code of Regulations extends such indemnification.

     The Declarations will provide that no Property Trustee or any of its Affiliates, Delaware Trustee or any of its Affiliates, or any officer, director, shareholder, member, partner, employee, representative, custodian, nominee or agent of the Property Trustee or the Delaware Trustee (each a "Fiduciary Indemnified Person"), and no Regular Trustee, Affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any regular Trustee or any Affiliate thereof, or any employee or agent of the Trust or its Affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Trust or any officer, director, shareholder, partner, member, representative, employee or agent of the Trust or its Affiliates or to any holder of Preferred Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of the Trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such Declaration or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Fiduciary Indemnified Person's or Company Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

     The Declaration will also provide that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expense (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Declaration will also provide that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company
Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or manner as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which Court of Chancery or such other court shall deem proper. The Declaration will further provide that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the Declaration.

     The directors and officers of the Company and the Regular Trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933 which might be incurred by them in such capacities and against which they cannot be indemnified by the Company or the Trust. Any agents, dealers or underwriters who execute any of the agreements filed as or incorporated by reference as Exhibit 1 to this Registration Statement will agree to indemnify the Company's directors and their officers and the Trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act of 1933 with respect to information furnished to the Company or the Trust by or on behalf of any such indemnifying party.

     The Declaration will also provide that the Company shall indemnify each Fiduciary Indemnified Person against any loss, liability or expense incurred with out negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under the Trust, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.                             Description of Document

1**   Form of Underwriting Agreement
4.1* Plan of Reorganization relating to Series D Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit No. 4 to Provident Financial's Form 10-K for the fiscal year ended December 31, 1995)
4.2* Junior Subordinated Indenture dated as of November 27, 1996 between Provident Financial and The Bank of New York, as Indenture Trustee (incorporated by reference to Exhibit No. 4.1 to Provident Financial's Form 8-K dated November 27, 1996)
4.3* Amended and Restated Declaration of Trust of Provident Capital Trust I, dated as of November 27, 1996 (incorporated by reference to Exhibit No.
      4.3 to Provident Financial's Form 8-K dated November 27, 1996)
4.4* Form of Guarantee Agreement to be entered into by Provident Financial and The Bank of New York, as Guarantee Trustee (incorporated by reference to Exhibit No. 4.8 to Registration Statement No. 333-20769)
4.5* Form of Indenture relating to the Junior Subordinated Debentures to be entered by and between Provident Financial and The Chase Manhattan Bank, as Indenture Trustee (incorporated by reference to Exhibit No. 4(a) to Registration Statement No. 333-80231)
4.6* Form of Guarantee Agreement to be entered into by and between Provident Financial, as Guarantor, and The Chase Manhattan Bank, as Guarantor Trustee, for the benefit of holders of Preferred Securities of Provident Capital Trust III and Provident Capital Trust IV (incorporated by reference to Exhibit No. 4(b) to Registration Statement No. 333-80231)
4.7* Form of Junior Subordinated Debenture (incorporated by reference to Exhibit No. 4(c) to Registration Statement No. 333-80231)
4.8* Certificate of Trust of Provident Capital Trust II (incorporated by reference to Exhibit No. 4(d) to Registration Statement No. 333-80231)
4.9* Certificate of Trust of Provident Capital Trust III (incorporated by reference to Exhibit No. 4(e) to Registration Statement No. 333-80231)
4.10* Declaration of Trust of Provident Capital Trust II (incorporated by reference to Exhibit No. 4(f) to Registration Statement No. 333-80231)

4.11* Declaration of Trust of Provident Capital Trust III (incorporated by reference to Exhibit No. 4(g) to Registration Statement No. 333-80731)
4.12* Form of Preferred Security Certificate (incorporated by reference to Exhibit No. 4(i) to Registration Statement No. 333-80231)
4.13* Form of Senior Indenture between Provident Financial and The Chase Manhattan Bank, as Trustee
4.14* Form of Subordinated Indenture between Provident Financial and The Chase Manhattan Bank,as Trustee
4.15* Form of Junior Subordinated Indenture between Provident Financial and The Chase Manhattan Bank, as Trustee
4.16** Form  of  Debt   Warrant  Agreement   (including  form  of  Debt  Warrant
       certificate)
4.17** Form of Preferred  Stock Warrant  Agreement  (including form of Preferred
       Stock Warrant Certificate)
4.18** Form of Common Stock Warrant  Agreement  (including  form of Common Stock
       Warrant Certificate)
4.19** Statement  with Respect to Shares for the offered  Preferred  Securities:
       Upon issuance of any such securities, Provident Financial will file all necessary Exhibits to a Current Report on Form 8-K and thereby incorporates such Exhibits by reference.
4.20** Form  of  Deposit  Agreement  with  respect  to  the  Depositary   Shares
       (including the form of Depositary Receipt to be issued thereunder)
4.21* Form of Amended and Restated Declaration of Trust for Provident Capital Trust III and Provident Capital Trust IV (including the forms of Preferred Securities and Common Stock to be issued thereunder)
4.22*  Form of Certificate of Trust for Provident Capital Trust IV
4.23*  Form of Declaration of Trust for Provident Capital Trust IV
4.24 Provident Financial has outstanding certain long-term debt. None of such debt exceeds 10% of the total assets of Provident Financial and its consolidated subsidiaries; therefore, copies of the constituent instruments defining the rights of the holders of such debt are not included as exhibits to this Registration Statement. Provident Financial agrees to furnish copies of such instruments to the Commission upon request.
5.1*   Opinion and Consent of Keating, Muething & Klekamp, P.L.L.
5.2* Opinion and Consent of Richards, Layton & Finger, P.A. relating to Provident Capital Trust III
5.3* Opinion and Consent of Richards, Layton & Finger, P.A. relating to Provident Capital Trust IV
12.1   Computation  of  Ratios  of  Earnings to Fixed Charges
12.2 Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends
23.1*  Consent of Ernst & Young, LLP
23.2* Consent of Keating, Muething & Klekamp, P.L.L.(Contained in Exhibit 5.1) 23.3* Consent of Richards, Layton & Finger, P.A. (contained in Exhibits 5.2 and
       5.3)
24* Powers of Attorney of Directors and Officers (included on signature page) 25.1* Form T-1 of The Chase Manhattan Bank as Trustee under the Senior
       Indenture
25.2* Form T-1 of The Chase Manhattan Bank as Trustee under the Subordinated Indenture

25.3* Form T-1 of The Chase Manhattan Bank as Trustee with respect to the Preferred Securities of Provident Capital Trust II (incorporated by reference to Exhibit No. 25(b) to Registration Statement No. 333-80231)
25.4* Form T-1 of The  Chase  Manhattan  Bank as  Trustee  with  respect  to the
      Preferred Securities of Provident Capital Trust III
25.5* Form  T-1 of The  Chase  Manhattan  Bank as Trustee  with  respect  to the
      Preferred Securities of Provident Capital Trust IV
25.6* Form  T-1 of The  Chase Manhattan  Bank as  Trustee  with  respect  to the
      Guarantees of Provident Financial Group with respect to Provident Capital Trust II (incorporated by reference to Exhibit No. 25(d) to Registration Statement No. 333-80231)
25.7* Form  T-1 of The  Chase  Manhattan  Bank as Trustee  with  respect  to the
      Guarantees of Provident Financial Group with respect to Provident Capital Trust III
25.8* Form  T-1 of The  Chase Manhattan  Bank as  Trustee  with  respect  to the
      Guarantees of Provident Financial Group with respect to Provident Capital Trust IV
25.9* Form T-1 of The Chase Manhattan Bank as Trustee with respect to the Junior
      Subordinated Debt Securities of Provident Financial Group

*        Previously filed or incorporated by reference herein as indicated.

** To be filed by amendment or as an exhibit to a Current Report on Form 8-K.

Item 17. Undertakings.

(a)      The undersigned Registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) If the securities to be registered are to be offered at competitive bidding, the undersigned Registrants hereby undertake: (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the Registration Statement, together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned Registrant hereby undertakes that


         (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

         (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) The undersigned Registrant hereby undertakes to file, if necessary, an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of such Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Provident Financial Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the 1st day of February, 2000.

                                             PROVIDENT FINANCIAL GROUP, INC.



                                             By:    /s/Robert L. Hoverson
                                                --------------------------------
                                                Robert L. Hoverson, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                           Title                       Date

/s/Robert L. Hoverson            President and Director         February 1, 2000
---------------------------      (Principal Executive
Robert L. Hoverson               Officer)



*
---------------------------      Director                       February 1, 2000
Jack M. Cook


*
---------------------------      Director                       February 1, 2000
Thomas D. Grote


*
---------------------------      Director                       February 1, 2000
Philip R. Myers


*
---------------------------      Director                       February 1, 2000
Joseph A. Pedoto


*
---------------------------      Director                       February 1, 2000
Sidney A. Peerless


*
---------------------------      Director                       February 1, 2000
Joseph A. Steger

/s/Christopher J. Carey
---------------------------      Executive Vice President       February 1, 2000
Cristopher J. Carey              and Chief Financial
                                 Officer (Principal Financial
                                 Officer and Principal
                                 Accounting Officer)



*By: /s/Christopher J. Carey
    ------------------------     Attorney-in-Fact               February 1, 2000
      Christopher J. Carey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Provident Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of February 1, 2000.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                        PROVIDENT CAPITAL TRUST III



                                        By:   /s/Christopher J. Carey
                                           -------------------------------------
                                             *Christopher J. Carey, as Trustee



                                        By:   /s/Mark E. Magee
                                           -------------------------------------
                                             *Mark E. Magee, as Trustee



                                        By:  /s/Tayfun Tuzun
                                            ------------------------------------
                                             *Tayfun Tuzun, as Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Provident Capital Trust IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of February 1, 2000.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                        PROVIDENT CAPITAL TRUST IV



                                        By:   /s/Christopher J. Carey
                                           -------------------------------------
                                             *Christopher J. Carey, as Trustee



                                        By:   /s/Mark E. Magee
                                           -------------------------------------
                                             *Mark E. Magee, as Trustee



                                        By:  /s/Tayfun Tuzun
                                            ------------------------------------
                                             *Tayfun Tuzun, as Trustee